Exhibit 99.1
NEWS RELEASE
1901 Chouteau Avenue: St. Louis, MO 63103: Ameren.com

Contacts
Media	Investors
Tony Paraino	Andrew Kirk
314.554.2182	314.554.3942
aparaino@ameren.com	akirk@ameren.com
For Immediate Release
Ameren Announces 2021 Results
and Issues Guidance for 2022 Earnings and Long-Term Growth
•2021 Diluted Earnings Per Share (EPS) were $3.84, Compared to $3.50 in 2020
•2022 Diluted EPS Guidance Range Established at $3.95 to $4.15
•2022 through 2026 EPS Growth Rate Guidance Established
ST. LOUIS (Feb. 17, 2022) — Ameren Corporation (NYSE: AEE) today announced 2021 net income attributable to common shareholders of $990 million, or $3.84 per diluted share, compared to 2020 net income attributable to common shareholders of $871 million, or $3.50 per diluted share.
Earnings results for 2021 were driven by strong operating performance and execution of the company's strategy. Higher earnings were the result of increased infrastructure investments across all business segments. Ameren Missouri earnings were positively impacted by higher electric retail sales as the economy continued to recover from the impacts of COVID-19 and new electric service rates effective April 1, 2020. Ameren Illinois Natural Gas earnings increased due to higher delivery service rates effective in late January 2021. Ameren Illinois Electric Distribution earnings benefited from a higher allowed return on equity due to a higher 30-year U.S. Treasury bond yield in 2021 compared to 2020. These favorable factors were partially offset by the amortization of deferred expenses related to the fall 2020 Callaway refueling and maintenance outage at Ameren Missouri, as well as increased operations and maintenance expenses at Ameren Illinois Natural Gas. In addition, Ameren Transmission earnings were negatively impacted by the absence of the benefit from the May 2020 Federal Energy Regulatory Commission (FERC) order addressing the Midcontinent Independent System Operator (MISO) allowed base return on equity and the impact of a March 2021 FERC order addressing the historical recovery of materials and supplies inventories. The earnings comparison also reflected increased interest expense, primarily due to higher long-term debt outstanding at Ameren Parent. Finally, 2021 earnings per share reflected higher weighted-average basic common shares outstanding.
"In 2021, we effectively executed on our strategic plan, which included making significant investments in energy infrastructure to enhance reliability of the energy grid and transition to a cleaner energy future," said Martin J. Lyons, Jr., president and chief executive officer of Ameren Corporation. “Our robust energy infrastructure investment plan focused on delivery of safe, reliable, affordable and cleaner electric and gas services will provide significant long-term value for our customers, communities we serve, shareholders and the environment."

"I am also pleased to report that we continued to focus on sustainability initiatives tied to environmental, social and governance objectives throughout 2021," Lyons said. "The completed acquisition of our 300-megawatt Atchison Renewable Energy Center moved us forward toward our Ameren-wide goal of net-zero carbon emissions by 2050. Our customer satisfaction scores rose and are among the highest of our electric peers in the Midwest. Further, in 2021, Ameren increased spending with diverse suppliers, was recognized by DiversityInc as the nation's top utility for diversity, equity and inclusion and enhanced executive compensation ties to sustainability."
Ameren recorded net income attributable to common shareholders for the three months ended Dec. 31, 2021, of $125 million, or 48 cents per diluted share, compared to net income attributable to common shareholders of $115 million, or 46 cents per diluted share, for the same period in 2020.
The year-over-year increase in fourth quarter 2021 earnings was due to increased infrastructure investments across all of our business segments. Ameren Illinois Natural Gas earnings also benefited from higher delivery service rates effective in late January 2021. Year-over-year improvement also reflected charitable donations returning to a more normal level in 2021. These factors were partially offset by higher operations and maintenance expense at Ameren Missouri and Ameren Illinois natural gas, in addition to lower retail sales at Ameren Missouri driven by milder-than-normal winter temperatures compared to near-normal winter temperatures in the year-ago quarter.
Earnings and Rate Base Guidance
Ameren expects 2022 diluted earnings per share to be in a range of $3.95 to $4.15. Ameren expects diluted earnings per share to grow at a 6% to 8% compound annual rate from 2022 through 2026, using the 2022 guidance range midpoint of $4.05 per share as the base. Ameren's multi-year earnings growth is expected to be driven by strong projected rate base growth of approximately 7% compounded annually from 2021 through 2026.
"We are focused on strong long-term execution of our strategy, which includes investments to modernize the energy grid and transition to a cleaner energy portfolio in a responsible fashion. This, along with our relentless focus on disciplined cost management, will continue to deliver superior value to our customers, the communities we serve, our shareholders and the environment," Lyons said.
Ameren's earnings guidance for 2022 and multi-year growth expectations assume normal temperatures and are subject to the effects of, among other things: the impacts of COVID-19; 30-year U.S. Treasury bond yields; regulatory, judicial and legislative actions; energy center and energy distribution operations; energy, economic, capital and credit market conditions; severe storms; unusual or otherwise unexpected gains or losses; and other risks and uncertainties outlined, or referred to, in the Forward-looking Statements section of this press release.
Ameren Missouri Segment Results
Ameren Missouri 2021 earnings were $518 million, compared to 2020 earnings of $436 million. The year-over-year improvement reflected increased earnings on infrastructure investments, including wind generation, and higher electric retail sales as the economy continues to recover from the impacts of COVID-19. Earnings also increased due to new electric service rates effective April 1, 2020. These favorable factors were partially offset by higher other operations and maintenance expenses, primarily due to the amortization of deferred expenses related to the fall 2020 Callaway refueling and maintenance outage.
Ameren Illinois Electric Distribution Segment Results
Ameren Illinois Electric Distribution 2021 earnings were $165 million, compared to 2020 earnings of $143 million. The year-over-year improvement reflected increased earnings on infrastructure investments and a higher allowed return on equity due to a higher average 30-year U.S. Treasury bond yield in 2021 compared to 2020.
Ameren Illinois Natural Gas Segment Results
Ameren Illinois Natural Gas 2021 earnings were $108 million, compared to 2020 earnings of $99 million. The year-over-year improvement reflected higher delivery services rates effective late January 2021, which incorporated increased infrastructure investments, partially offset by higher other operations and maintenance expenses.
Ameren Transmission Segment Results
Ameren Transmission 2021 earnings were $230 million, compared to 2020 earnings of $216 million. The year-over-year improvement reflected increased earnings on infrastructure investments, partially offset by the absence of the benefit from the May 2020 FERC order addressing the MISO allowed base return on equity and a March 2021 FERC order addressing the historical recovery of materials and supplies inventories.
Ameren Parent Results (includes items not reported in a business segment)
Ameren Parent results for 2021 reflected a loss of $31 million, compared to a 2020 loss of $23 million. The year-over-year comparison reflected increased interest expense, primarily due to higher long-term debt outstanding.
Analyst Conference Call
Ameren will conduct a conference call for financial analysts at 9 a.m. Central Time on Friday, Feb. 18, to discuss 2021 earnings, earnings guidance and other matters. Investors, the news media and the public may listen to a live broadcast of the call at AmerenInvestors.com by clicking on "Webcast" under "Q4 2021 Earnings Conference Call," where an accompanying slide presentation will also be available. The conference call and presentation will be archived for one year in the “Investor News and Events” section of the website under “Events and Presentations.”
About Ameren
St. Louis-based Ameren Corporation powers the quality of life for 2.4 million electric customers and more than 900,000 natural gas customers in a 64,000-square-mile area through its Ameren Missouri and Ameren Illinois rate-regulated utility subsidiaries. Ameren Illinois provides electric transmission and distribution service and natural gas distribution service. Ameren Missouri provides electric generation, transmission and distribution service, as well as natural gas distribution service. Ameren Transmission Company of Illinois develops, owns and operates rate-regulated regional electric transmission projects. For more information, visit Ameren.com, or follow us at @AmerenCorp, Facebook.com/AmerenCorp, or LinkedIn/company/Ameren.

Forward-looking Statements
Statements in this release not based on historical facts are considered “forward-looking” and, accordingly, involve risks and uncertainties that could cause actual results to differ materially from those discussed. Although such forward-looking statements have been made in good faith and are based on reasonable assumptions, there is no assurance that the expected results will be achieved. These statements include (without limitation) statements as to future expectations, beliefs, plans, projections, strategies, targets, estimates, objectives, events, conditions, and financial performance. In connection with the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, we are providing this cautionary statement to identify important factors that could cause actual results to differ materially from those anticipated. The following factors, in addition to those discussed under Risk Factors in Ameren’s Annual Report on Form 10-K for the year ended December 31, 2020, Quarterly Report on Form 10-Q for the quarter ended September 30, 2021, and elsewhere in this release and in our other filings with the Securities and Exchange Commission, could cause actual results to differ materially from management expectations suggested in such forward-looking statements:
•regulatory, judicial, or legislative actions, and any changes in regulatory policies and ratemaking determinations, that may change regulatory recovery mechanisms, such as those that may result from the impact of a final ruling to be issued by the United States Court for the Eastern District of Missouri regarding its September 2019 remedy order for the Rush Island Energy Center, the July 2020 appeal filed by Ameren Missouri, Ameren Illinois, and Ameren Transmission Company of Illinois (ATXI) challenging the refund period related to the FERC's May 2020 order determining the allowed base return on common equity (ROE) under the Midcontinent Independent System Operator (MISO) tariff, and the July 2020 appeal filed by Ameren Missouri, Ameren Illinois, and ATXI challenging the FERC’s rehearing denials in the transmission formula rate revision cases;
•the length and severity of the COVID-19 pandemic, and its impacts on our business continuity plans and our results of operations, financial position, and liquidity, including but not limited to: changes in customer demand resulting in changes to sales volumes; customers’ payment for our services and their use of deferred payment arrangements; the health, welfare, and availability of our workforce and contractors; supplier disruptions; delays in the completion of construction projects, which could impact our expected capital expenditures and rate base growth; changes in how we operate our business and increased data security risks as a result of remote working arrangements for a significant portion of our workforce; and our ability to access the capital markets on reasonable terms and when needed;
•the effect of Ameren Illinois’ use of the performance-based formula ratemaking framework for its electric distribution service under the Illinois Energy Infrastructure Modernization Act, which will establish and allow for a reconciliation of electric distribution service rates through 2023, its participation in electric energy-efficiency programs, and the related impact of the direct relationship between Ameren Illinois’ ROE and the 30-year United States Treasury bond yields;
•the effect and duration of Ameren Illinois' election to either utilize traditional regulatory rate reviews or Multi-Year Rate Plans for electric distribution service ratemaking effective for rates beginning in 2024;
•the effect on Ameren Missouri's investment plan and earnings if an extension to use PISA is not sought by Ameren Missouri or approved by the Missouri Public Service Commission (MoPSC);
•the effect on Ameren Missouri of any customer rate caps pursuant to Ameren Missouri’s election to use the plant-in-service accounting (PISA), including an extension of use beyond 2023, if requested by Ameren Missouri and approved by the MoPSC;
•the effects of changes in federal, state, or local laws and other governmental actions, including monetary, fiscal, and energy policies;
•the effects of changes in federal, state, or local tax laws, regulations, interpretations, or rates, and challenges to the tax positions we have taken, if any, as well as resulting effects on customer rates;
•the effects on energy prices and demand for our services resulting from technological advances, including advances in customer energy efficiency, electric vehicles, electrification of various industries, energy storage, and private generation sources, which generate electricity at the site of consumption and are becoming more cost-competitive;
•the effectiveness of Ameren Missouri’s customer energy-efficiency programs and the related revenues and performance incentives earned under its Missouri Energy Efficiency Investment Act (MEEIA) programs;
•Ameren Illinois’ ability to achieve the performance standards applicable to its electric distribution business and electric customer energy-efficiency goals and the resulting impact on its allowed ROE;
•our ability to control costs and make substantial investments in our businesses, including our ability to recover costs and investments, and to earn our allowed ROEs, within frameworks established by our regulators, while maintaining affordability of our services for our customers;
•the cost and availability of fuel, such as low-sulfur coal, natural gas, and enriched uranium used to produce electricity; the cost and availability of purchased power, zero emission credits, renewable energy credits, emission allowances, and natural gas for distribution; and the level and volatility of future market prices for such commodities and credits;
•disruptions in the delivery of fuel, failure of our fuel suppliers to provide adequate quantities or quality of fuel, or lack of adequate inventories of fuel, including nuclear fuel assemblies from the one Nuclear Regulatory Commission-licensed supplier of Ameren Missouri's Callaway Energy Center assemblies;
•the cost and availability of transmission capacity for the energy generated by Ameren Missouri's energy centers or required to satisfy Ameren Missouri's energy sales;
•the effectiveness of our risk management strategies and our use of financial and derivative instruments;
•the ability to obtain sufficient insurance, or in the absence of insurance, the ability to timely recover uninsured losses from our customers;
•the impact of cyberattacks on us or our suppliers, which could, among other things, result in the loss of operational control of energy centers and electric and natural gas transmission and distribution systems and/or the loss of data, such as customer, employee, financial, and operating system information;
•business and economic conditions, which have been affected by, and will be affected by the length and severity of, the COVID-19 pandemic, including the impact of such conditions on interest rates and inflation;
•disruptions of the capital markets, deterioration in our credit metrics, or other events that may have an adverse effect on the cost or availability of capital, including short-term credit and liquidity;
•the actions of credit rating agencies and the effects of such actions, including any impacts on our credit ratings that may result from the economic conditions of the COVID-19 pandemic;
•the inability of our counterparties to meet their obligations with respect to contracts, credit agreements, and financial instruments, including as they relate to the construction and acquisition of electric and natural gas utility infrastructure and the ability of counterparties to complete projects which is dependent upon the availability of necessary materials and equipment, including those that are affected by disruptions in the global supply chain caused by the COVID-19 pandemic;
•the impact of weather conditions and other natural phenomena on us and our customers, including the impact of system outages and the level of wind and solar resources;
•the construction, installation, performance, and cost recovery of generation, transmission, and distribution assets;
•the effects of failures of electric generation, electric and natural gas transmission or distribution, or natural gas storage facilities systems and equipment, which could result in unanticipated liabilities or unplanned outages;

•the operation of Ameren Missouri’s Callaway Energy Center, including planned and unplanned outages, as well as the ability to recover costs associated with such outages and the impact of such outages on off-system sales and purchased power, among other things;
•Ameren Missouri’s ability to recover the remaining investment and decommissioning costs associated with the retirement of an energy center, as well as the ability to earn a return on that remaining investment and those decommissioning costs;
•the impact of current environmental laws and new, more stringent, or changing requirements, including those related to the New Source Review and carbon dioxide, other emissions and discharges, Illinois emission standards, cooling water intake structures, coal combustion residuals, energy efficiency, and wildlife protection, that could limit or terminate the operation of certain of Ameren Missouri's energy centers, increase our operating costs or investment requirements, result in an impairment of our assets, cause us to sell our assets, reduce our customers’ demand for electricity or natural gas, or otherwise have a negative financial effect;
•the impact of complying with renewable energy standards in Missouri and Illinois and with the zero emission standard in Illinois;
•Ameren Missouri’s ability to construct and/or acquire wind, solar, and other renewable energy generation facilities, retire energy centers, and implement new or existing customer energy efficiency programs, including any such construction, acquisition, retirement, or implementation in connection with its Smart Energy Plan, integrated resource plan, or emissions reduction goals, and to recover its cost of investment, related return, and in the case of customer energy-efficiency programs, any lost margins in a timely manner, which is affected by the ability to obtain all necessary regulatory and project approvals, including certificates of convenience and necessity from the MoPSC or any other required approvals for the addition of renewable resources;
•the availability of federal production and investment tax credits related to renewable energy and Ameren Missouri’s ability to use such credits; the cost of wind, solar, and other renewable generation and storage technologies; and our ability to obtain timely interconnection agreements with the MISO or other regional transmission organizations at an acceptable cost for each facility;
•advancements in carbon-free generation and storage technologies, and the impact of constructive federal and state energy and economic policies with respect to those technologies;
•labor disputes, work force reductions, changes in future wage and employee benefits costs, including those resulting from changes in discount rates, mortality tables, returns on benefit plan assets, and other assumptions;
•the impact of negative opinions of us or our utility services that our customers, investors, legislators, regulators or other stakeholders may have or develop, which could result from a variety of factors, including failures in system reliability, failure to implement our investment plans or to protect sensitive customer information, increases in rates, negative media coverage, or concerns about environmental, social, and/or governance practices;
•the impact of adopting new accounting guidance;
•the effects of strategic initiatives, including mergers, acquisitions, and divestitures;
•legal and administrative proceedings; and
•acts of sabotage, war, terrorism, or other intentionally disruptive acts.

New factors emerge from time to time, and it is not possible for management to predict all of such factors, nor can it assess the impact of each such factor on the business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained or implied in any forward-looking statement. Given these uncertainties, undue reliance should not be placed on these forward-looking statements. Except to the extent required by the federal securities laws, we undertake no obligation to update or revise publicly any forward-looking statements to reflect new information or future events. # # #

AMEREN CORPORATION (AEE)
CONSOLIDATED STATEMENT OF INCOME
(Unaudited, in millions, except per share amounts)

	Three Months Ended December 31,		Year Ended December 31,
	2021	2020	2021	2020
Operating Revenues:
Electric	$1,189	$1,065	$5,297	$4,911
Natural gas	356	263	1,097	883
Total operating revenues	1,545	1,328	6,394	5,794
Operating Expenses:
Fuel	159	90	581	490
Purchased power	127	130	606	513
Natural gas purchased for resale	167	89	442	272
Other operations and maintenance	485	421	1,774	1,661
Depreciation and amortization	290	276	1,146	1,075
Taxes other than income taxes	120	111	512	483
Total operating expenses	1,348	1,117	5,061	4,494
Operating Income	197	211	1,333	1,300
Other Income, Net	51	34	202	151
Interest Charges	93	108	383	419
Income Before Income Taxes	155	137	1,152	1,032
Income Taxes	29	21	157	155
Net Income	126	116	995	877
Less: Net Income Attributable to Noncontrolling Interests	1	1	5	6
Net Income Attributable to Ameren Common Shareholders	$125	$115	$990	$871

Earnings per Common Share – Basic	$0.48	$0.47	$3.86	$3.53

Earnings per Common Share – Diluted	$0.48	$0.46	$3.84	$3.50

Weighted-average Common Shares Outstanding – Basic	257.6	247.4	256.3	247.0
Weighted-average Common Shares Outstanding – Diluted	258.9	249.7	257.6	248.7

AMEREN CORPORATION (AEE)
CONSOLIDATED BALANCE SHEET
(Unaudited, in millions)

	December 31, 2021	December 31, 2020
ASSETS
Current Assets:
Cash and cash equivalents	$8	$139
Accounts receivable - trade (less allowance for doubtful accounts)	434	415
Unbilled revenue	301	269
Miscellaneous accounts receivable	85	65
Inventories	592	521
Current regulatory assets	319	109
Other current assets	229	135
Total current assets	1,968	1,653
Property, Plant, and Equipment, Net	29,261	26,807
Investments and Other Assets:
Nuclear decommissioning trust fund	1,159	982
Goodwill	411	411
Regulatory assets	1,289	1,100
Pension and other postretirement benefits	756	288
Other assets	891	789
Total investments and other assets	4,506	3,570
TOTAL ASSETS	$35,735	$32,030
LIABILITIES AND EQUITY
Current Liabilities:
Current maturities of long-term debt	$505	$8
Short-term debt	545	490
Accounts and wages payable	1,095	958
Interest accrued	123	114
Current regulatory liabilities	113	121
Other current liabilities	445	489
Total current liabilities	2,826	2,180
Long-term Debt, Net	12,562	11,078
Deferred Credits and Other Liabilities:
Accumulated deferred income taxes and investment tax credits, net	3,499	3,211
Regulatory liabilities	5,848	5,282
Asset retirement obligations	757	696
Other deferred credits and liabilities	414	503
Total deferred credits and other liabilities	10,518	9,692
Shareholders’ Equity:
Common stock	3	3
Other paid-in capital, principally premium on common stock	6,502	6,179
Retained earnings	3,182	2,757
Accumulated other comprehensive income (loss)	13	(1)
Total shareholders’ equity	9,700	8,938
Noncontrolling Interests	129	142
Total equity	9,829	9,080
TOTAL LIABILITIES AND EQUITY	$35,735	$32,030

AMEREN CORPORATION (AEE)
CONDENSED CONSOLIDATED STATEMENT OF CASH FLOWS
(Unaudited, in millions)

	Year Ended December 31,
	2021	2020
Cash Flows From Operating Activities:
Net income	$995	$877
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	1,219	1,085
Amortization of nuclear fuel	58	68
Amortization of debt issuance costs and premium/discounts	23	22
Deferred income taxes and investment tax credits, net	156	148
Allowance for equity funds used during construction	(43)	(32)
Stock-based compensation costs	22	21
Other	19	22
Changes in assets and liabilities	(788)	(484)
Net cash provided by operating activities	1,661	1,727
Cash Flows From Investing Activities:
Capital expenditures	(2,954)	(2,669)
Wind generation expenditures	(525)	(564)
Nuclear fuel expenditures	(44)	(66)
Purchases of securities – nuclear decommissioning trust fund	(452)	(224)
Sales and maturities of securities – nuclear decommissioning trust fund	439	183
Other	8	11
Net cash used in investing activities	(3,528)	(3,329)
Cash Flows From Financing Activities:
Dividends on common stock	(565)	(494)
Dividends paid to noncontrolling interest holders	(5)	(6)
Short-term debt, net	55	50
Maturities of long-term debt	(8)	(442)
Issuances of long-term debt	1,997	2,183
Issuances of common stock	308	476
Redemptions of Ameren Illinois preferred stock	(13)	—
Employee payroll taxes related to stock-based compensation	(17)	(20)
Debt issuance costs	(18)	(20)
Other	(13)	—
Net cash provided by financing activities	1,721	1,727
Net change in cash, cash equivalents, and restricted cash	(146)	125
Cash, cash equivalents, and restricted cash at beginning of year	301	176
Cash, cash equivalents, and restricted cash at end of year	$155	$301

AMEREN CORPORATION (AEE)
OPERATING STATISTICS

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2021	2020	2021	2020
Electric Sales - kilowatthours (in millions):
Ameren Missouri
Residential	2,882	3,099	13,366	13,267
Commercial	3,143	3,115	13,556	13,117
Industrial	1,012	1,036	4,151	4,158
Street lighting and public authority	23	25	81	88
Ameren Missouri retail load subtotal	7,060	7,275	31,154	30,630
Off-system	2,913	929	7,425	7,578
Ameren Missouri total	9,973	8,204	38,579	38,208
Ameren Illinois Electric Distribution
Residential	2,568	2,612	11,620	11,491
Commercial	2,864	2,787	11,795	11,414
Industrial	2,820	2,563	11,076	10,674
Street lighting and public authority	103	106	430	442
Ameren Illinois Electric Distribution total	8,355	8,068	34,921	34,021
Eliminate affiliate sales	(148)	(18)	(412)	(322)
Ameren total	18,180	16,254	73,088	71,907
Electric Revenues (in millions):
Ameren Missouri
Residential	$268	$262	$1,445	$1,373
Commercial	227	197	1,126	1,025
Industrial	59	54	280	261
Other, including street lighting and public authority	41	60	170	155
Ameren Missouri retail load subtotal	$595	$573	$3,021	$2,814
Off-system	74	25	191	170
Ameren Missouri total	$669	$598	$3,212	$2,984
Ameren Illinois Electric Distribution
Residential	$228	$203	$933	$867
Commercial	143	121	545	486
Industrial	41	33	135	124
Other, including street lighting and public authority	—	8	26	21
Ameren Illinois Electric Distribution total	$412	$365	$1,639	$1,498
Ameren Transmission
Ameren Illinois Transmission(a)	$88	$76	$365	$329
ATXI	50	47	199	194
Eliminate affiliate revenues	(2)	—	(2)	—
Ameren Transmission total	$136	$123	$562	$523
Other and intersegment eliminations	(28)	(21)	(116)	(94)
Ameren total	$1,189	$1,065	$5,297	$4,911
(a)Includes $17 million, $13 million, $66 million and $52 million, respectively, of electric operating revenues from transmission services provided to the Ameren Illinois Electric Distribution segment.

AMEREN CORPORATION (AEE)
OPERATING STATISTICS

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2021	2020	2021	2020
Gas Sales - dekatherms (in millions):
Ameren Missouri	6	6	21	20
Ameren Illinois Natural Gas	48	50	174	173
Ameren total	54	56	195	193
Gas Revenues (in millions):
Ameren Missouri	$42	$38	$141	$125
Ameren Illinois Natural Gas	315	227	957	760
Eliminate affiliate revenues	(1)	(2)	(1)	(2)
Ameren total	$356	$263	$1,097	$883
		December 31, 2021		December 31, 2020
Common Stock:
Shares outstanding (in millions)		257.7		253.3
Book value per share		$37.64		$35.29